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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2000 relating to the financial statements and financial statement schedules of iXL Enterprises, Inc., which appears in iXL Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Atlanta, Georgia
June 9, 2000